1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dentsply Sirona Inc. of our report dated February 29, 2024, except for the change in the manner in which the Company accounts for segments discussed in Note 1 to the consolidated financial statements, as to which the date is February 27, 2025, relating to the financial statements and financial statement schedule, which appears in Dentsply Sirona Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina July 1, 2025